                                                                    Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1/Amendment No. 13 to Registration Statement Nos. 333-160846/811-07971 on Form N-6 of our reports dated March 31, 2009 (November 2, 2009 as to Note 7), relating to the financial statements of each of the Sub-Accounts of MetLife Investors Variable Life Account One and MetLife Investors Variable Life Account Five, our report dated April 10, 2009, relating to the financial statements of MetLife Investors Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Company changed its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and changed its method of accounting for income taxes as required by accounting guidance adopted on January 1, 2007), and our report dated April 9, 2009, relating to the consolidated financial statements of General American Life Insurance Company and subsidiaries (the "Guarantor") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Guarantor changed its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and changed its method of accounting for deferred acquisition costs and for income taxes as required by accounting guidance adopted on January 1, 2007), all appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
November 2, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement Nos. 333-160846/811-07971 on Form N-6 of our report on the consolidated financial statements and financial statement schedules of MetLife, Inc. and subsidiaries (the "Company") for the year ended December 31, 2008, dated February 26, 2009 (except with respect to our opinion on the consolidated financial statements and financial statement schedules insofar as it relates to the effects of the retrospective application of accounting guidance adopted on January 1, 2009, relating to the presentation of noncontrolling interests, as described in Note 1 of the consolidated financial statements, as to which the date is June 12, 2009) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding changes in the Company's method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and its method of accounting for deferred acquisition costs and for income taxes as required by accounting guidance adopted on January 1,
2007) included in the Current Report on Form 8-K, filed on June 12, 2009, which is incorporated by reference in this Registration Statement, and our report on the effectiveness of the Company's internal control over financial reporting for the year ended December 31, 2008, dated February 26, 2009, included in the Annual Report on Form 10-K, which is incorporated by reference into this Registration Statement, and to the reference to us as Experts under the heading "Independent Registered Public Accounting Firm" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
November 2, 2009